RENEWAL NOTE

US $120,000 June 6, 2018

FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to the order of SLMI ENERGY HOLDINGS, LLC, an Iowa limited liability company, the principal sum of ONE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($120,000.00US).

1. Defined Terms. As used in this Note, (i) the term "Lender" means the holder of this Note, (ii) the term "Indebtedness" means the principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security, and (iii) a "Business Day" means any day other than a Saturday, Sunday or any other day on which Lender is not open for business. **The following is also acknowledged: this note renews a promissory note of $100,000 given to SLMI Holdings on the 12th day November, 2009 by Adventure Energy, Inc., now known as Sylios Corporation ("Borrower"); SLMI Energy Holdings LLC is the current holder of said 2009 note, it is lending an additional $20,000 in principal -- no payments of principal or interest have been made on said Nov. 12, 2009 note.**

2. Address for Payment. All payments due under this Note shall be payable to SLMI ENERGY HOLDINGS LLC, 1377 Old Riverside Road, Roswell, GA 30076 , or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

3. Payment of Principal and Interest. Principal and interest shall be paid as follows:

(a) Simple Interest shall accrue at three percent (3.0%) per annum from November 12, 2009 (the "Standard Rate") . Interest shall accrue and shall be due and payable upon maturity of this Note, but may be prepaid at any time in whole or in part.

(b) The principal amount of this note is **$120,000** and interest shall not be added to principal or compounded.

(c) The default interest rate shall be **eighteen percent (18.0%)** per annum, or the maximum amount allowed by law, which ever is less.

(d) **All outstanding principal and accrued interest shall be due and payable ON DEMAND; the due dated stated in Lender's written demand for payment due date shall also be referred to as the "maturity date" – said demand shall be given in writing at least 30 days prior to the stated due date. If not timely paid on or before the maturity date, all unpaid interest accruing since November 12, 2009 shall accrue at the default rate stated above.**

4. Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5. Security. The Indebtedness is secured, among other things, by a Comprehensive Security Agreement dated September 4, 2009 (the "Security Instrument"), and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness.

6. Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

7. Late Charge. No late charge shall apply to payments due under this Note.

8. **A 15% statutory attorney fee shall apply to all sums collected on this Guaranty by or through an attorney after maturity.**

9. Notice. Borrower's notice address is indicated by Borrower's signature below. Notice may also be sent via Borrower′ s fax number then in effect.

10. Prepayment. Borrower may prepay this Note in full or in part at any time without penalty.

11. Costs and Expenses. Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12. Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver

of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower's obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13. Waivers. Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower, and all endorsers and guarantors of this Note and all other third party obligors.

14. Loan Charges. Borrower agrees to pay an effective rate of interest equal to the sum of the interest rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced by this Note and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

15. Commercial Purpose. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

16. Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not Business Days.

17. Governing Law. This Note shall be governed by the law of the State of Georgia.

18. Captions. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

19. Notices. All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with the Security Instrument.

20. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in Atlanta under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties also agree that either party may require that the AAA Expedited Procedures shall apply, or that the AAA Optional Rules for Emergency Measures of Protection shall apply, or that both shall apply. **Borrower hereby appoints John Robert Rogers of 319 Winnona Drive, Decatur, Georgia 30330 as registered agent for service of process (with said agent holding the power of substitution); this appointment is irrevocable but is subject to modification with the written consent of Lender.**

21. WAIVER OF TRIAL BY JURY. BORROWER, AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

IN WITNESS WHEREOF, Borrower has signed, set its seal and delivered this instrument by its duly authorized representative.

BORROWER

SYLIOS CORP.

244 2nd Ave N., Suite 9
St. Petersburg, FL 33701
Ph: 727.482.1505
Fax: 727.547.7350
email: wa@sylios.com

By: ______________________________
Wayne Anderson, Pres.

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PERSONALLY came before me WAYNE ANDERSON, known to me via drivers license identification to be the person who executed the foregoing instrument and acknowledged same this ___ day of June, 2018

Notary Public: ______________________________, Commission expires: ________________

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